CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 305 to the Registration Statement of The Advisors’ Inner Circle Fund (Form N-1A: File No. 033-42484) of our reports dated December 28, 2018, on the financial statements and financial highlights of AlphaOne Small Cap Opportunities Fund, AlphaOne VIMCO Small Cap Value Fund, AlphaOne NextGen Technology Fund, CIBC Atlas All Cap Growth Fund, CIBC Atlas Disciplined Equity Fund, CIBC Atlas Equity Income Fund, CIBC Atlas Mid Cap Equity Fund, CIBC Atlas Income Opportunities Fund, Cambiar Opportunity Fund, Cambiar SMID Fund, Cambiar Small Cap Fund, Cambiar International Equity Fund, Cambiar International Small Cap Fund, Cambiar Global Equity Fund, Cambiar Global Ultra Focus Fund, Edgewood Growth Fund, Haverford Quality Growth Stock Fund, LSV Conservative Value Equity Fund, LSV Small Cap Value Fund, LSV Value Equity Fund, LSV U.S. Managed Volatility Fund, LSV Global Managed Volatility Fund, LSV Global Value Fund, Sands Capital Global Growth Fund, THB Asset Management MicroCap Fund (formerly, Thomson Horstmann & Bryant Microcap Fund), Westwood LargeCap Value Fund, Westwood Low Volatility Equity Fund, Westwood SMidCap Plus Fund, Westwood SMidCap Fund, Westwood SmallCap Fund, Westwood MLP and Strategic Energy Fund, Westwood Income Opportunity Fund, Westwood Worldwide Income Opportunity Fund, Westwood Emerging Markets Fund, Westwood Short Duration High Yield Fund, Westwood Opportunistic High Yield Fund, Westwood Market Neutral Income Fund, and Westwood Strategic Convertibles Fund (thirty-eight of the series constituting The Advisors’ Inner Circle Fund (the “Funds”)) included in each Fund’s Annual Report to shareholders for the year ended October 31, 2018.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania

February 28, 2019